Exhibit 99.1

Graham Packaging Completes Acquisition of Liquid Container, L.P.

YORK, Pa, Sept 23, 2010—Graham Packaging Company Inc. (NYSE:GRM) today announced that its subsidiaries, Graham Packaging GP Acquisition LLC, and Graham Packaging LP Acquisition LLC, have completed the acquisition of Liquid Container, L.P. and its subsidiaries for $568.0 million.

In conjunction with the closing of the acquisition, Graham entered into a new $913.0 million aggregate principal amount term loan facility (“Term Loan D”) under its existing senior secured credit agreement and completed its offering of $250.0 million senior unsecured notes. Approximately $563.0 million of the proceeds from the Term Loan D, along with cash on hand, were used to refinance in full the existing term loan B facility (“Term Loan B”) under its senior secured credit agreement. A portion of the remaining proceeds from the Term Loan D and the proceeds from the new notes were used to finance the acquisition of Liquid Container and pay related fees and expenses. The Term Loan D bears an interest rate of LIBOR plus 425 basis points, with a LIBOR floor of 1.75%, and matures in September 2016. The senior unsecured notes bear a coupon of 8.25% and mature in October 2018.

“We are pleased to have completed the acquisition of Liquid Container and related financings in a timely manner,” said Mark Burgess, CEO of Graham Packaging. “We are now focused on the integration of Liquid and are excited about unlocking the opportunities to grow both the top and bottom lines of our combined businesses. Additionally, the refinancing of our Term Loan B to 2016 leaves no meaningful debt maturities until 2014.”

About Graham Packaging

Graham Packaging, based in York, Pennsylvania, is a worldwide leader in the design, manufacture and sale of technology-based, customized blow molded plastic containers for the branded food and beverage, household, personal care/specialty and automotive lubricants product categories. Graham Packaging has an extensive blue-chip customer base that includes many of the world’s largest branded consumer products companies. It produces more than 20 billion container units annually at 83 plants in North America, Europe, South America, and China.

Graham Packaging is a leading U.S. supplier of plastic containers for hot-fill juice and juice drinks, sports drinks, drinkable yogurt and smoothies, nutritional supplements, wide-mouth food, dressings, condiments and beers; the leading global supplier of plastic containers for yogurt drinks; a leading supplier of plastic containers for liquid fabric care products, dish care products and hard-surface cleaners; and the leading supplier in the U.S., Canada and Brazil of one-quart/liter plastic motor oil containers.

To learn more about Graham Packaging, please visit the Company’s Web site at http://www.grahampackaging.com/. Graham Packaging uses its Web site as a channel of distribution for material Company information. Financial and other material information regarding Graham Packaging is routinely posted on the Company’s Web site and is readily accessible.

Forward Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and Graham Packaging assumes no obligation to update the information included in this press release. Such forward-looking statements include information concerning Graham Packaging’s or Liquid Container’s possible or assumed future results of operations. These statements often include words such as “approximately,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Graham Packaging’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Graham Packaging’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s filings with the Securities and Exchange Commission). Although Graham Packaging believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Graham Packaging also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

Contact:

David Bullock

Chief Financial Officer

(717) 849-8500

Ian Lee

(717) 771-3220

InvestorRelations@grahampackaging.com